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                                                                    EXHIBIT 99.1



NEWS RELEASE


                 MARVELL(R) PURCHASES SHARES OF SYSKONNECT GMBH

Sunnyvale, CA. (June 21, 2002) -- Marvell(R) (NASDAQ: MRVL), a technology leader in the development of extreme broadband communications solutions, today announced that it has completed the purchase of all of the shares of privately held SysKonnect GmbH through a share purchase agreement. SysKonnect, headquartered in Ettlingen, Germany, focuses on the development and worldwide marketing of client-server products for the Gigabit and 10 Gigabit markets.

Dr. Sehat Sutardja, Marvell's President and CEO stated, "We are very excited to have SysKonnect join the Marvell family. SysKonnect is developing industry-leading technology for next-generation 10 Gigabit client products that is complementary with Marvell's state-of-the-art 10 Gigabit enterprise switching solutions. In addition to integrated circuit (IC) design technology, SysKonnect will provide Marvell with a full suite of leading-edge software and device drivers for all operating system platforms, including Microsoft(R) Windows(R) 95, 98, NT, 2000, and XP, SUN(R) Solaris(TM), IBM(R) AIX(TM), Linux, FreeBSD, Novell Netware, and HP(R)-UX."

ABOUT MARVELL

Marvell, a technology leader in the development of extreme broadband system-level IC solutions for Internet connectivity and infrastructure, comprises Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), and Galileo Technology Ltd. (GTL). On behalf of MIL, MSI designs, develops and markets integrated circuits utilizing proprietary Communications Mixed-Signal Processing (CMSP) and digital signal processing technologies for communications signal processing markets. MAPL is headquartered in Singapore and is responsible for production, distribution and design operations. GTL develops high-performance communications Internetworking and Switching products for the broadband communications market. As used in this release, the terms "Company" and "Marvell" refer to the entire group of companies. The Company applies its technology to the extreme broadband communications market where its products are used in network access equipment to provide the interface between communications systems and data transmission media. MSI is headquartered at 700 First Ave., Sunnyvale, Calif., 94089; phone:
(408) 222-2500, fax: (408) 752-0588. Marvell's common stock is traded on the NASDAQ under the symbol MRVL. More information on Marvell is available on the Internet at www.marvell.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

This release may contain forward-looking statements based on our current expectations, estimates and projections about our products, our industry, our markets, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "should," and variations of these words or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, market results may differ materially and adversely from those expressed in any forward-looking statements in this release.


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Important risks, uncertainties and assumptions that may cause such a difference for Marvell in connection with the successful integration of SysKonnect, include, but are not limited to, the timing, cost and successful completion of technology and product development through volume production; the timing, rescheduling and/or cancellation of significant customer orders; general economic conditions and specific conditions in the markets we address, including periodic downturns in the integrated circuit industry; the rate at which our present and future customers and end-users adopt our products; and the timing and results of customer-industry qualification and certification of our products.

For other factors that could cause Marvell's results to vary from expectations, please see the section titled "Additional Factors That May Affect Future Results" in Marvell's annual report on Form 10-K for the year ended February 2, 2002. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.


Marvell and the Marvell logo are registered trademarks of Marvell. All other trademarks are the property of their respective owners.


For further information, contact:    George Hervey
                                     VP of Finance and CFO
                                     Marvell Semiconductor, Inc.
                                     Tel.: 408.222.2500